N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Don Nathan	Tyler Mason
	Vice President	Senior Vice President		Senior Vice President	Vice President
	952-936-7216	952-936-7214		952-936-1885	424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS SECOND QUARTER RESULTS

•	Second Quarter Revenues of $46.5 Billion Grew 28% Year-Over-Year

•	UnitedHealthcare Grew Revenues 14% Year-Over-Year,
Adding 2.1 Million More People in the Past 12 Months

•	Optum Grew Revenues 52% Year-Over-Year to $20.6 Billion

•	Cash Flows from Operations were $1.7 Billion in the Quarter

•	GAAP Net Earnings of $1.81 Per Share Grew 10% Year-Over-Year

•	Adjusted Net Earnings of $1.96 Per Share Grew 13% Year-Over-Year

NEW YORK, NY (July 19, 2016) — UnitedHealth Group (NYSE: UNH) reported second quarter results reflecting well-balanced growth and disciplined execution across its core businesses.
“Our businesses were privileged again this quarter to have grown to serve more customers and consumers. We continue to invest to differentiate our products and services to better serve our customers and fuel future growth,” said Stephen J. Hemsley, chief executive officer of UnitedHealth Group.
The Company narrowed its outlook for 2016 GAAP net earnings to a range of $7.25 to $7.40 per share and adjusted net earnings to a range of $7.80 to $7.95 per share.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2016	2015	2016
Revenues	$46.5 billion	$36.3 billion	$44.5 billion
Earnings From Operations	$3.2 billion	$2.9 billion	$3.0 billion
Net Margin	3.8%	4.4%	3.6%

•
UnitedHealth Group second quarter 2016 revenues grew 28 percent or $10.2 billion year-over-year to $46.5 billion. Growth was broad-based, with all businesses driving sequential quarterly revenue increases. Year-over-year, UnitedHealthcare revenues grew 14 percent and Optum revenues grew 52 percent, with revenue growth by business ranging from 18 percent to 69 percent at Optum.

•
Second quarter earnings from operations grew 11 percent year-over-year to $3.2 billion and adjusted net earnings grew 13 percent to $1.96 per share. Strengthened sequential margins at Optum lifted the consolidated net margin 20 basis points higher to 3.8 percent, with comparable business mix.

•
Second quarter 2016 cash flows from operations of $1.7 billion increased 45 percent year-over-year and were 1 times net earnings in the quarter, up from 0.7 times net earnings in second quarter 2015. Year-to-date 2016 cash flows from operations of $4 billion grew 17 percent year-over-year and were 1.2 times year-to-date net earnings.

•
The consolidated medical care ratio increased 30 basis points to 82.0 percent in the second quarter, and included more than 50 basis points or approximately $200 million of additional full year losses from ACA-compliant individual products above previous projections and fully absorbed within second quarter results.

•
First half 2016 medical reserves developed favorably year-to-date by $300 million, compared to $130 million in favorable development in the first six months of 2015. Within the 2016 result, reserves developed unfavorably by $100 million in the second quarter, of which $60 million related to specific items from prior years that do not impact on-going medical trends. The current year component of development was due entirely to higher medical costs in ACA-compliant individual products. Overall, medical cost trends remain well-controlled and consistent with expectations.

•
The second quarter 2016 operating cost ratio of 14.6 percent decreased 120 basis points year-over-year, primarily due to changes in business mix. Effective operating cost management and long-standing seasonal spending patterns combined to improve the operating cost ratio 60 basis points on a sequential quarter basis.

•	The second quarter tax rate of 40 percent reflected the first quarter 2016 adoption of a new accounting standard for stock-based compensation.

UnitedHealth Group — Continued

•
Second quarter 2016 days claims payable of 51 days increased 3 days year-over-year and were stable sequentially; days sales outstanding of 18 days increased 3 days year-over-year and 2 days sequentially, primarily due to higher government receivable balances.

•
The Company’s debt to total capital ratio was 47.8 percent at June 30, 2016, down from 48.7 percent at year end 2015. Second quarter 2016 annualized return on equity of 19.6 percent was consistent with second quarter 2015 performance.

•	During second quarter 2016 the Company increased the annual dividend payment rate by 25 percent to $2.50 per share.

UnitedHealthcare provides health care benefits, serving individuals and employers ranging from sole proprietorships to large, multi-site and national and international organizations; delivers health and well-being benefits to Medicare beneficiaries and retirees; manages health care benefit programs on behalf of state Medicaid and community programs; and serves the nation’s military service members, retirees and their families through the TRICARE program.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2016	2015	2016
Revenues	$37.6 billion	$33.1 billion	$35.9 billion
Earnings From Operations	$1.9 billion	$2.0 billion	$1.9 million
Operating Margin	5.2%	6.1%	5.2%

•
UnitedHealthcare grew over the past year to serve over 2.1 million more people in domestic medical benefits markets, including 320,000 more people in the second quarter. This broad-based growth trend is reflected in UnitedHealthcare’s second quarter revenue growth of 14 percent or $4.5 billion year-over-year, to $37.6 billion.

•
Second quarter 2016 earnings from operations for UnitedHealthcare of $1.9 billion decreased 4 percent year-over-year. UnitedHealthcare’s second quarter operating margin of 5.2 percent was stable sequentially but decreased 90 basis points year-over-year, primarily due to $200 million in ACA-compliant individual product losses beyond projections, as well as overall reserve development.

UnitedHealthcare Employer & Individual

•
Second quarter 2016 UnitedHealthcare Employer & Individual revenues of $13.5 billion grew $1.7 billion or 14 percent year-over-year, driven by growth in the number of consumers served and price increases to match medical cost trends on risk-based products.

•
UnitedHealthcare Employer & Individual grew to serve 60,000 more people in the second quarter and 1.1 million more people year-over-year. Second quarter was led by commercial group and individual risk-based growth.

UnitedHealthcare Medicare & Retirement

•
Second quarter 2016 UnitedHealthcare Medicare & Retirement revenues of $14.3 billion grew $1.7 billion or 14 percent year-over-year, driven by growth in services to seniors through both individual and employer-sponsored group medical products in 2016.

•	In Medicare Advantage, UnitedHealthcare grew to serve 345,000 more seniors year-over-year, an 11 percent increase, including 20,000 seniors in the second quarter.

•	Medicare Supplement products grew 6 percent to serve 250,000 more people year-over-year, including 15,000 seniors in the second quarter.

•	UnitedHealthcare’s stand-alone Medicare Part D program served 4.9 million people at June 30, 2016, a decrease of 135,000 people year-over-year, reflecting a planned pull-back in Part D in 2016.

UnitedHealthcare Community & State

•
Second quarter 2016 UnitedHealthcare Community & State revenues of $8.3 billion grew $1.1 billion or 15 percent year-over-year, driven by strong overall growth and an increasing mix of higher need members.

•	In the past year, UnitedHealthcare grew to serve 465,000 more people in Medicaid, an increase of 9 percent, including 225,000 more people in second quarter 2016.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using advanced data analytics and technology, Optum’s people help improve overall health system performance: optimizing care quality, reducing costs and improving the consumer experience and care provider performance.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2016	2015	2016
Revenues	$20.6 billion	$13.6 billion	$19.7 billion
Earnings From Operations	$1.3 billion	$864 million	$1.1 billion
Operating Margin	6.1%	6.4%	5.6%

•
Second quarter 2016 Optum revenues of $20.6 billion grew $7 billion or 52 percent year-over-year. Optum earnings from operations grew 46 percent or $400 million year-over-year to $1.3 billion, with earnings growth at or above 20 percent and solid operating margins across all business segments. Strong growth in pharmacy care services increased operating earnings and reduced Optum’s overall operating margin by 30 basis points year-over-year to 6.1 percent.

•	Each business grew revenues and earnings from operations sequentially, with strong performance on a comparable business mix lifting Optum’s operating margin by 50 basis points in the second quarter.

•
OptumHealth revenues of $4.1 billion grew $627 million or 18 percent year-over-year due to growth in its health care delivery businesses and expansion of behavioral services into new Medicaid markets. OptumHealth served more than 80 million consumers at June 30, 2016, reflecting growth of 4 million people or 6 percent year-over-year.

•
OptumInsight revenues grew 25 percent year-over-year to $1.8 billion in the second quarter of 2016, driven by growth in technology services, care provider revenue management services and payer service offerings. OptumInsight’s revenue backlog grew to $11.3 billion at June 30, 2016, an increase of $1.5 billion or 15 percent year-over-year.

•
OptumRx revenues of $15.1 billion grew 69 percent year-over-year, driven by acquisitions and organic growth. OptumRx grew script fulfillments by 69 percent to 250 million adjusted scripts in the second quarter of 2016.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through August 2, 2016. The conference call replay can also be accessed by dialing 1-800-283-4642. This earnings release and the Form 8-K dated July 19, 2016 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Measures
This news release presents information about the Company’s adjusted net earnings per share, which is a non-GAAP financial measure provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the foregoing non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions’ regulations affecting the health care industry; assessments for insolvent payers under state guaranty fund laws; our ability to achieve improvement in CMS Star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under

Medicare, Medicaid and TRICARE programs, including sequestration and the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS Star ratings program or the application of risk adjustment data validation audits; our participation in federal and state health insurance exchanges which entail uncertainties associated with mix and volume of business; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions, including our acquisition of Catamaran; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; adverse economic conditions, including decreases in enrollment resulting from increases in the unemployment rate and commercial attrition; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets in connection with dispositions or if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; increases in health care costs resulting from large-scale medical emergencies; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Three and Six Months Ended June 30, 2016

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Premiums	$36,413	$31,961	$71,224	$63,635
Products	6,610	1,223	13,003	2,453
Services	3,269	2,865	6,409	5,571
Investment and other income	193	214	376	360
Total revenues	46,485	36,263	91,012	72,019
Operating costs
Medical costs	29,872	26,127	58,302	51,917
Operating costs	6,793	5,738	13,551	11,572
Cost of products sold	6,106	1,124	11,983	2,238
Depreciation and amortization	511	379	1,013	757
Total operating costs	43,282	33,368	84,849	66,484
Earnings from operations	3,203	2,895	6,163	5,535
Interest expense	(271)	(151)	(530)	(301)
Earnings before income taxes	2,932	2,744	5,633	5,234
Provision for income taxes	(1,172)	(1,159)	(2,246)	(2,236)
Net earnings	1,760	1,585	3,387	2,998
Earnings attributable to noncontrolling interests	(6)	—	(22)	—
Net earnings attributable to UnitedHealth Group common shareholders	$1,754	$1,585	$3,365	$2,998
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$1.81	$1.64	$3.48	$3.10
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$1.96	$1.73	$3.77	$3.28
Diluted weighted-average common shares outstanding	967	966	967	967
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2016	December 31, 2015
Assets
Cash and short-term investments	$10,974	$12,911
Accounts receivable, net	9,346	6,523
Other current assets	12,978	12,205
Total current assets	33,298	31,639
Long-term investments	22,211	18,792
Other long-term assets	64,094	60,823
Total assets	$119,603	$111,254
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$16,632	$14,330
Commercial paper and current maturities of long-term debt	6,364	6,634
Other current liabilities	24,380	21,934
Total current liabilities	47,376	42,898
Long-term debt, less current maturities	26,834	25,331
Other long-term liabilities	7,362	7,564
Redeemable noncontrolling interests	1,744	1,736
Equity	36,287	33,725
Total liabilities, redeemable noncontrolling interests and equity	$119,603	$111,254

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Operating Activities
Net earnings	$3,387	$2,998
Noncash items:
Depreciation and amortization	1,013	757
Deferred income taxes and other	(161)	(190)
Share-based compensation	262	211
Net changes in operating assets and liabilities	(500)	(344)
Cash flows from operating activities	4,001	3,432
Investing Activities
Purchases of investments, net of sales and maturities	(3,581)	(404)
Purchases of property, equipment and capitalized software	(813)	(716)
Cash paid for acquisitions, net	(2,035)	(1,778)
Other, net	16	48
Cash flows used for investing activities	(6,413)	(2,850)
Financing Activities
Common share repurchases	(980)	(953)
Dividends paid	(1,071)	(833)
Net change in commercial paper and long-term debt	1,008	670
Other, net	684	995
Cash flows used for financing activities	(359)	(121)
Effect of exchange rate changes on cash and cash equivalents	65	(69)
(Decrease) increase in cash and cash equivalents	(2,706)	392
Cash and cash equivalents, beginning of period	10,923	7,495
Cash and cash equivalents, end of period	$8,217	$7,887

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
UnitedHealthcare	$37,556	$33,073	$73,456	$65,696
Optum	20,623	13,588	40,307	26,403
Eliminations	(11,694)	(10,398)	(22,751)	(20,080)
Total consolidated revenues	$46,485	$36,263	$91,012	$72,019
Earnings from Operations
UnitedHealthcare	$1,942	$2,031	$3,796	$3,929
Optum (a)	1,261	864	2,367	1,606
Total consolidated earnings from operations	$3,203	$2,895	$6,163	$5,535
Operating Margin
UnitedHealthcare	5.2%	6.1%	5.2%	6.0%
Optum	6.1%	6.4%	5.9%	6.1%
Consolidated operating margin	6.9%	8.0%	6.8%	7.7%

Revenues
UnitedHealthcare Employer & Individual	$13,509	$11,845	$26,329	$23,268
UnitedHealthcare Medicare & Retirement	14,294	12,559	28,359	25,340
UnitedHealthcare Community & State	8,263	7,205	15,991	14,110
UnitedHealthcare Global	1,490	1,464	2,777	2,978

OptumHealth	4,065	3,438	8,063	6,727
OptumInsight	1,762	1,409	3,429	2,799
OptumRx	15,073	8,913	29,346	17,208
Optum eliminations	(277)	(172)	(531)	(331)
(a) Earnings from operations for Optum for the three and six months ended June 30, 2016 included $304 and $604 for OptumHealth; $333 and $579 for OptumInsight; and $624 and $1,184 for OptumRx, respectively. Earnings from operations for Optum for the three and six months ended June 30, 2015 included $253 and $487 for OptumHealth; $271 and $493 for OptumInsight; and $340 and $626 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
Commercial risk-based	8,695	8,600	8,285	8,105
Commercial fee-based, including TRICARE	21,790	21,825	21,445	21,295
Total Commercial	30,485	30,425	29,730	29,400
Medicare Advantage	3,550	3,530	3,235	3,205
Medicaid	5,675	5,450	5,305	5,210
Medicare Supplement (Standardized)	4,215	4,200	4,035	3,965
Total Public and Senior	13,440	13,180	12,575	12,380
Total UnitedHealthcare - Domestic Medical	43,925	43,605	42,305	41,780
International	4,050	4,065	4,090	4,080
Total UnitedHealthcare - Medical	47,975	47,670	46,395	45,860

Supplemental Data
Medicare Part D stand-alone	4,940	4,990	5,060	5,075

OPTUM PERFORMANCE METRICS

	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
OptumHealth Consumers Served (in millions)	80	79	78	76
OptumInsight Contract Backlog (in billions)	$11.3	$11.0	$10.4	$9.8
OptumRx Quarterly Adjusted Scripts (in millions)	250	252	258	148

Note: UnitedHealth Group served 132 million unique individuals across all businesses at June 30, 2016, 132 million at March 31, 2016, 129 million at December 31, 2015, and 102 million at June 30, 2015.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
ADJUSTED NET EARNINGS AND EARNINGS PER SHARE (a)
(in millions, except per share data)
(unaudited)

					Projected Year Ended
	Three Months Ended June 30,		SIx Months Ended June 30,
	2016	2015	2016	2015	December 31, 2016
GAAP net earnings	$1,754	$1,585	$3,365	$2,998	$7,025 to $7,200
Intangible amortization	223	133	438	265	~880
Tax effect of intangible amortization	(83)	(47)	(158)	(93)	~(325)
Adjusted net earnings	$1,894	$1,671	$3,645	$3,170	$7,575 to $7,750

GAAP diluted earnings per share	$1.81	$1.64	$3.48	$3.10	$7.25 to $7.40
Intangible amortization per share	0.23	0.14	0.45	0.27	~0.90
Tax effect of intangible amortization per share	(0.08)	(0.05)	(0.16)	(0.09)	~(0.35)
Adjusted diluted earnings per share	$1.96	$1.73	$3.77	$3.28	$7.80 to $7.95
(a) GAAP and adjusted net earnings and earnings per share are attributable to UnitedHealth Group common shareholders.

Use of Non-GAAP Financial Measure

Adjusted earnings per share is a non-GAAP financial measure and should not be considered a substitute for or superior to a financial measure calculated in accordance with GAAP. Management believes that the use of adjusted earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. This non-GAAP measure does not reflect all of the expenses associated with the operations of our business as determined in accordance with GAAP. As a result, one should not consider this measure in isolation.